================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) August 11, 2006

                          VARIAN MEDICAL SYSTEMS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                    1-7598                  94-2359345
  ----------------------------     ----------------        -------------------
  (State or Other Jurisdiction     (Commission File           (IRS Employer
        of Incorporation)              Number)             Identification No.)

              3100 Hansen Way, Palo Alto, CA                   94304-1030
         ----------------------------------------              ----------
         (Address of Principal Executive Offices)              (Zip Code)

        Registrant's telephone number, including area code (650) 493-4000

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

Item 1.01.     Entry into a Material Definitive Agreement.
               -------------------------------------------

     As described in further detail in Item 5.02 below and in the press release attached hereto as Exhibit 99.1, on August 14, 2006, Varian Medical Systems, Inc. (the "Company") announced that Crisanto C. Raimundo will retire from his position as Corporate Vice President and Corporate Controller of the Company effective as of the close of business on August 25, 2006, and that the Board of Directors of the Company (the "Board") has appointed Tai-Yun Chen as the Company's new Corporate Vice President and Corporate Controller, effective as of August 26, 2006. In connection with Ms. Chen's new position, the Board approved an annual base salary of $240,000, and participation in the Company's Management Incentive Plan at a target participation rate of 50% of her annual salary, each effective as of August 26, 2006. In addition, effective August 26, 2006, Ms. Chen will be eligible to receive certain reimbursements from the Company and participate in the following compensatory arrangements: reimbursement for up to $1,500 for an annual physical examination; reimbursement for up to $6,500 (per year) out-of-pocket expenses incurred to obtain financial advice, estate planning advice, tax advice and/or tax return preparation and filing; and participation in the corporation's Executive Car Program, under which the Company would provide a leased vehicle costing up to $66,000.

     In connection with her appointment as Corporate Vice President and Corporate Controller, the Company and Ms. Chen will enter into the Company's standard indemnity agreement. Ms. Chen will also be eligible for a change in control agreement, in substantially the same form as existing agreements with the Company's other executive officers. Under the change in control agreement, Ms. Chen, if she is terminated other than for "cause" or resigns for "good reason" within 18 months after a change in control, would be entitled to a lump sum severance amount equal to two times the sum of her then-current annual base salary, plus the highest annual and multi-year bonuses paid to her in any of the three years ending before the termination date. In return, Ms. Chen would agree not to voluntarily leave the Company when the Company is faced with a transaction that might result in a change of control.

     Under the change in control agreement, unvested stock options would become immediately exercisable and restrictions on restricted stock would be released as of Ms. Chen's termination date. In addition, the Company would continue Ms. Chen's insurance and other benefits under the then-existing terms for up to 24 months (or, if earlier, the start of full-time employment). If any of the payments are subject to excise tax under the excess parachute provisions of the Internal Revenue Code, the Company would increase the payments so that Ms. Chen would be in the same after-tax economic position.

Item 5.02.     Departure of Directors or Principal Officers; Election of
               ---------------------------------------------------------
               Directors; Appointment of Principal Officers.
               ---------------------------------------------

     On August 14, 2006, the Company announced that Mr. Raimundo will retire from his position as Corporate Vice President and Corporate Controller effective as of the close of business on August 25, 2006. Mr. Raimundo will remain a non-executive employee of the Company for a transitional period.

     On August 11, 2006, the Company's Board of Directors appointed Ms. Chen as the Company's new Corporate Vice President and Corporate Controller, effective August 26, 2006. Ms. Chen, 54, has been the Company's Operations Controller since February 2006. Prior to that, Ms. Chen was the Company's Assistant Corporate Controller from January 2002 to February 2006, and Director of Corporate Accounting from 2000 to January 2002. From 1983 to 2001, Ms. Chen served in various accounting manager positions throughout the Company. Ms. Chen's new compensation arrangements as Corporate Vice President and Corporate Controller is described under Item 1.01 above and incorporated by reference into this item.

Item 9.01.     Financial Statements and Exhibits.
               ----------------------------------

       (d)     Exhibits.

               99.1 Press Release dated August 14, 2006 entitled "Varian Medical Systems Names Tai-Yun Chen Vice President and Corporate Controller."

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Varian Medical Systems, Inc.


                                           By:     /s/ John W. Kuo
                                                   -----------------------------
                                           Name:   John W. Kuo
                                           Title:  Corporate Vice President,
                                                   General Counsel and Secretary

Dated:  August 14, 2006

                                  EXHIBIT INDEX

 Number                                  Exhibit
--------  ----------------------------------------------------------------------
  99.1 Press Release dated August 14, 2006 entitled "Varian Medical Systems Names Tai-Yun Chen Vice President and Corporate Controller."